Exhibit 99.1

Encore Capital Group Announces Third Quarter 2019 Financial Results

•	GAAP EPS of $1.23 per share and record non-GAAP Economic EPS of $1.64 per share

•	Encore global revenues up 6% to a record $356 million

•	MCM (United States) portfolio purchases up 41% to $173 million and on track for record in 2019

SAN DIEGO, November 6, 2019 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the third quarter ended September 30, 2019.

“The third quarter was another outstanding period for Encore,” said Ashish Masih, President and Chief Executive Officer. “We have again achieved record results across a number of key financial measures and we are delivering our strongest performance in years.

“We continue to make solid progress on our strategic priorities that are contributing to our success. We are strengthening our balance sheet, focusing our resources on the U.S. and U.K. markets, where we have the highest returns, and continuing to enhance our competitive advantages through innovation.

“In the U.S., portfolio purchases of $173 million were up 41% compared to the same period a year ago, keeping us on track to establish a new record for purchases in the U.S. in 2019. In Europe, Cabot’s debt leverage continues to improve, driven by gains in operating efficiency and our focus on purchasing portfolios at higher returns. At the same time in Europe, cash collections grew 3% and estimated remaining collections grew 4%, both in constant currency terms,” said Masih.

In August, the Company sold its Australian subsidiary Baycorp, which reduced Encore’s operating footprint, consistent with the Company’s initiative to focus its resources on businesses with higher risk-adjusted returns. As a result of the transaction, Encore’s GAAP net income in the quarter was reduced by $7.0 million after tax, or $0.22 per share.

Key Financial Metrics for the Third Quarter of 2019:

•	Estimated remaining collections (ERC) increased $76 million compared to the end of the same period of the prior year, to $7.3 billion.

•	Portfolio purchases were $260 million, including $173 million in the U.S. and $85 million in Europe.

•	Gross collections of $499 million were approximately equal to the same period of the prior year.

•	Total revenues, adjusted by net allowances, increased 6% to a record $356 million, compared to $337 million in the third quarter of 2018.

•	Total operating expenses, which include a $10.7 million goodwill impairment related to the sale of Baycorp, increased 3% to $248 million, compared to $239 million in the same period of the prior year.

•
Adjusted operating expenses, which represent the expenses related to our portfolio purchasing and recovery business, increased 4% to $187 million, compared to $180 million in the same period of the prior year.

Encore Capital Group, Inc.

•
Total interest expense decreased to $54.4 million, compared to $65.1 million in the same period of the prior year. Interest expense in the third quarter a year ago included approximately $9.1 million of expenses related to the refinancing of Cabot’s senior secured notes and a bridge loan commitment for the purchase of Cabot.

•
GAAP net income attributable to Encore was up 88% to $38.9 million, or $1.23 per fully diluted share, which was reduced by $0.22 per share due to the impact from the Baycorp transaction. This compares to $20.7 million, or $0.69 per fully diluted share in the third quarter of 2018, when Encore incurred transaction costs related to the purchase of Cabot.

•	Adjusted net income attributable to Encore was up 45% to $51.9 million, or $1.64 per fully diluted share. This compares to $35.8 million, or $1.19 per fully diluted share in the third quarter of 2018.

•
As of September 30, 2019, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility was $225 million and availability under Cabot’s revolving credit facility was £136 million (approximately $168 million).

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 6, 2019, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss third quarter results.

Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 9981504. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. The Company has included references to constant currency growth rates to facilitate comparisons of underlying financial results excluding the impact of changes to foreign currency exchange rates. Constant Currency figures are calculated by employing foreign currency exchange rates from the year ago period to recalculate current period results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC, which is calculated using the changes in the period-ending exchange rates.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$186,677	$157,418
Investment in receivable portfolios, net	3,188,167	3,137,893
Deferred court costs, net	94,011	95,918
Property and equipment, net	116,633	115,518
Other assets	291,018	257,002
Goodwill	831,549	868,126
Total assets	$4,708,055	$4,631,875
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$208,994	$287,945
Borrowings	3,429,343	3,490,633
Other liabilities	145,721	33,609
Total liabilities	3,784,058	3,812,187
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 and 50,000 shares authorized, 31,059 and 30,884 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	311	309
Additional paid-in capital	221,814	208,498
Accumulated earnings	844,973	720,189
Accumulated other comprehensive loss	(146,158)	(110,987)
Total Encore Capital Group, Inc. stockholders’ equity	920,940	818,009
Noncontrolling interest	3,057	1,679
Total equity	923,997	819,688
Total liabilities and equity	$4,708,055	$4,631,875
The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$186	$448
Investment in receivable portfolios, net	483,547	501,489
Other assets	4,601	9,563
Liabilities
Accounts payable and accrued liabilities	$—	$4,556
Borrowings	430,217	445,837
Other liabilities	44	46

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,
	2019	2018
Revenues
Revenue from receivable portfolios	$316,217	$295,357
Other revenues	31,204	37,388
Total revenues	347,421	332,745
Allowance reversals on receivable portfolios, net	8,515	4,029
Total revenues, adjusted by net allowances	355,936	336,774
Operating expenses
Salaries and employee benefits	96,638	95,634
Cost of legal collections	48,971	50,473
Other operating expenses	25,753	30,691
Collection agency commissions	17,343	10,682
General and administrative expenses	38,168	41,893
Depreciation and amortization	10,000	9,873
Goodwill impairment	10,718	—
Total operating expenses	247,591	239,246
Income from operations	108,345	97,528
Other expense
Interest expense	(54,365)	(65,094)
Other expense	(11,546)	(2,539)
Total other expense	(65,911)	(67,633)
Income from operations before income taxes	42,434	29,895
Provision for income taxes	(3,021)	(16,879)
Net income	39,413	13,016
Net (income) loss attributable to noncontrolling interest	(544)	7,709
Net income attributable to Encore Capital Group, Inc. stockholders	$38,869	$20,725

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$1.24	$0.69
Diluted	$1.23	$0.69

Weighted average shares outstanding:
Basic	31,338	29,867
Diluted	31,657	30,121

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net income	$125,677	$63,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,736	31,232
Other non-cash interest expense, net	24,049	30,453
Interest expense related to financing	3,496	—
Stock-based compensation expense	9,412	10,452
Loss on derivative instruments, net	1,730	10,648
Deferred income taxes	5,012	18,733
Goodwill impairment	10,718	—
Allowance reversals on receivable portfolios, net	(11,945)	(31,472)
Other, net	18,488	(9,690)
Changes in operating assets and liabilities
Deferred court costs and other assets	45,415	(19,537)
Prepaid income tax and income taxes payable	(21,240)	21,419
Accounts payable, accrued liabilities and other liabilities	(43,602)	(5,919)
Net cash provided by operating activities	196,946	120,022
Investing activities:
Purchases of receivable portfolios, net of put-backs	(757,101)	(881,789)
Collections applied to investment in receivable portfolios, net	588,259	615,010
Purchases of property and equipment	(30,712)	(37,436)
Payment for derivative instruments, net	—	(28,656)
Other, net	1,596	6,800
Net cash used in investing activities	(197,958)	(326,071)
Financing activities:
Payment of loan and debt refinancing costs	(8,777)	(6,440)
Proceeds from credit facilities	481,105	766,471
Repayment of credit facilities	(440,992)	(465,666)
Proceeds from senior secured notes	460,512	—
Repayment of senior secured notes	(460,455)	(1,029)
Proceeds from issuance of convertible senior notes	100,000	172,500
Repayment of convertible senior notes	(84,600)	—
Proceeds from other debt	16,236	9,090
Repayment of other debt	(24,205)	(23,450)
Payment for the purchase of PECs and noncontrolling interest	—	(234,101)
Payment of direct and incremental costs relating to Cabot Transaction	—	(8,622)
Other, net	(7,511)	(3,826)
Net cash provided by financing activities	31,313	204,927
Net increase (decrease) in cash and cash equivalents	30,301	(1,122)
Effect of exchange rate changes on cash and cash equivalents	(1,042)	(6,368)
Cash and cash equivalents, beginning of period	157,418	212,139
Cash and cash equivalents, end of period	$186,677	$204,649

Supplemental cash information:
Cash paid for interest	$131,873	$163,842
Cash paid for taxes, net of refunds	31,419	(2,724)

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2019		2018
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting and Economic
GAAP net income attributable to Encore, as reported	$38,869	$1.23	$20,725	$0.69
Adjustments:
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	3,531	0.11	3,719	0.12
Acquisition, integration and restructuring related expenses(1)	3,819	0.12	12,458	0.41
Amortization of certain acquired intangible assets(2)	1,644	0.05	1,947	0.07
Loss on Baycorp Transaction(3)	12,489	0.39	—	—
Goodwill impairment(3)	10,718	0.34	—	—
Net gain on fair value adjustments to contingent consideration(4)	(101)	—	—	—
Loss on derivatives in connection with the Cabot Transaction(5)	—	—	2,737	0.09
Income tax effect of above non-GAAP adjustments and certain discrete tax items(6)	(19,069)	(0.60)	(2,335)	(0.08)
Adjustments attributable to noncontrolling interest(7)	—	—	(3,474)	(0.11)
Adjusted net income attributable to Encore	$51,900	$1.64	$35,777	$1.19
_______________________

(1)
Amount represents acquisition, integration and restructuring related expenses, which for the three months ended September 30, 2019 includes approximately $1.3 million of transaction costs incurred associated with the Baycorp Transaction. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(3)
The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the three months ended September 30, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(4)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(5)
Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(6)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations. We recognized approximately $17.5 million, or $0.55 per diluted share, in tax benefit as a result of the Baycorp Transaction, which is included in this income tax adjustment during the three months ended September 30, 2019.

(7)
Certain of the above adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended September 30,
	2019	2018
GAAP total operating expenses, as reported	$247,591	$239,246
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(42,503)	(45,980)
Stock-based compensation expense	(4,005)	(5,007)
Acquisition, integration and restructuring related expenses(2)	(3,819)	(8,475)
Goodwill impairment(3)	(10,718)	—
Gain on fair value adjustments to contingent consideration(4)	101	—
Adjusted operating expenses related to portfolio purchasing and recovery business	$186,647	$179,784
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses (including approximately $1.3 million of transaction costs incurred associated with the Baycorp Transaction during the three months ended September 30, 2019 and excluding amounts already included in stock-based compensation expense). We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million that is included in operating expenses during the three months ended September 30, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore, adjusting for the expense enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(4)
Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.